Exhibit 99.1

WATER NOW, INC. SATISFIES TERMS OF SETTLEMENT AGREEMENT

Fort Worth, TX, December 4, 2019 -- Water Now, Inc. (“Water Now” or the “Company”) (OTC: WTNW) previously disclosed that on November 15, 2019 it reached an amicable resolution of any and all obligations owed to Auctus Funds, LLC (“AF”) with respect to the Securities Purchase Agreement dated April 9, 2019 and the related Convertible Promissory Note dated April 9, 2019. Water Now has satisfied all conditions of settlement and has no continuing obligation to AF.

Forward Looking Statements

Statements in this document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements Water Now to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Water Now assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors. There may be other factors not mentioned above or included in the Water Now's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Water Now assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Contact:

Jodi Cramer

817-900-9184